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                                                                   EXHIBIT 7.(a)


                       CONSENT OF BARRY G. SKOLNICK, ESQ.


I hereby consent to the reference to my name under the heading "Legal Matters" in the prospectus included in Pre-Effective Amendment No. 2 to the Registration Statement on Form S-6 for certain modified single premium life insurance contracts issued through Merrill Lynch Variable Life Separate Account of Merrill Lynch Life Insurance Company (File No. 333-47844).


                                       /s/Barry G. Skolnick
                                       --------------------------
                                       Barry G. Skolnick, Esq.
                                       Senior Vice President and General Counsel

February 8, 2001